                                                                    EXHIBIT 99.5


                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of October 29, 1997, by and between TRANSCOASTAL MARINE SERVICES, INC., a Delaware corporation (the "Company"), and the holders of the Registrable Securities (as defined herein) whose names appear on the signature pages of this Agreement under the caption "Holders" (the "Holders").

                                    RECITALS

         WHEREAS, in connection with the sale and issuance of the common stock, par value $.001 per share (the "Common Stock"), of the Company to certain persons, the Company has agreed to enter into this Registration Rights Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                          "best lawful efforts" shall mean the efforts that a prudent business person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible.

                          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                          "Common Stock" means the Common Stock, par value $.001, of the Company.

                          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                          "Initial Public Offering" shall mean an underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act; provided, however, that the term "Initial Public Offering" shall not include any offering pursuant to a registration statement (i) relating to any capital stock of the Company or options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Company or any of its affiliated corporations,
         (ii) relating to any employee benefit plan or interests therein, (iii) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, or (iv) relating principally to any preferred stock or debt securities of the Company.

                          "Registrable Securities" means any Common Stock of the Company issued or issuable by the Company to the Holders, and other securities issued or issuable in respect of the above upon any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, or similar event; excluding in all cases, however, any Common Stock or other security transferred to the Holder pursuant to a registration statement.

                          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                          "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of counsel for the Holders.

                          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for the Holders.

2.       REGISTRATION RIGHTS.

         2.1     Requested Registration.

                 (a) Request for Registration. In case the Company shall receive from the Holders or any of them a written request that the Company effect any registration, qualification or compliance with applicable registration provisions of the Securities Act with respect to shares of Registrable Securities then outstanding, the Company will, as soon as practicable, use its best lawful efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as may be reasonably required to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

                          (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                          (ii) Prior to the first anniversary of the Initial Public Offering;

                          (iii)   If the Company has effected one such
         registration pursuant to this subparagraph 2.1(a) and such registration has been declared or ordered effective;

                          (iv) If the Company shall furnish to Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, or that delay in the filing of any registration statement is necessary in light of a pending corporate development, then the Company's obligation to use its best lawful efforts to register, qualify or comply under this Section 2.1 shall be deferred (with respect to any demand for registration hereunder) for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders, provided that the Company cannot, pursuant to this Section 2.1(a)(iv), delay implementation of a demand for registration more than once in any twelve (12) month period; or

                          (v)     If the registration or qualification
         requested does not relate to at least fifty percent (50%) of all Registrable Securities held by at least one of the Holders.

                 Subject to the foregoing clauses (i) through (v), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Holders and within sixty (60) days of such request.

                 (b) Underwriters. In the event that a registration pursuant to Section 2.1 is for a registered public offering involving an underwriting, the Company shall have the sole right to select the managing underwriters subject to the consent of the Holders, which consent shall not be unreasonably withheld.

                 (c) Joinder of Company and Other Security Holders. In any registration requested pursuant to this Section 2.1, the Company shall be entitled to register securities for sale for its own account or for the account of any other holder or holders of Company securities with rights to include their securities in such registration, provided that (i) if the registration is a registered public offering involving an underwriting and the managing underwriters in good faith determine that the number of securities proposed to be included in such registration by the Company or such other holders exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the managing underwriters shall be entitled to cut back the number of securities to be included in such registration by first, such other holders and, second, the Company; or (ii) if such registration is not a registered public offering involving an underwriting, and the Holders and the Company in good faith determine that the number of securities proposed to be included in such registration by the Company or such other holders exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Holders and the Company shall be entitled to cut back the number of such securities to be sold in such registration by, first, such holders and, second, the Company.

         2.2     Company Registration.

                 (a)      Notice of Registration.  If, at any time after six
(6) months following the Initial Public Offering, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration (i) on Form S-4 or S-8 or any successor or similar form, (ii) relating to any capital stock of the Company under options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Company, or any of its subsidiaries or affiliates, (iii) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, (iv) relating to any employee benefit plan or interests therein, or (v) relating principally to preferred stock or debt securities of the Company (collectively, the offerings described in items (i) through (iv) above are "Exempt Offerings"), the Company will:

                          (i) promptly give to the Holders written notice thereof, and

                          (ii) use its best lawful efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request made within fifteen (15) days after receipt of such written notice from the Company, by each Holder.

                 (b) Underwriting. If a Holder has requested the inclusion of Registrable Securities in such Registration, the Holder shall enter into any underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

                 Notwithstanding anything herein to the contrary, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit some or all of the Registrable Securities that may be included in the registration and underwriting as follows:

                          (i) the securities held by holders of Company securities whose rights to include their securities in such registration are junior to the Holder shall be cut back first in proportion to their respective holdings to the extent required by such limitation;

                          (ii) thereafter, if a limitation is still required (after eliminating in their entirety from such registration the securities held by holders of Company securities whose rights to include their securities in such registration are junior to the Holder), the number of Registrable Securities and the number of other Company securities ("Other Registrable Securities") held by holders ("Other Registrable Securities Holders") of Company securities whose rights to include their Other Registrable Securities in such registration are not junior to the Holder that may be included in the registration by the Holder and the Other Registrable Securities Holders shall be cut back, as nearly as practicable, in proportion to the respective amounts, as nearly as practicable, of Registrable Securities and Other Registrable Securities requested to be included in such registration by the Holder and such Other Registrable Securities Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to the Holder or any Other Registrable Securities Holders to the nearest one hundred (100) shares.

                 If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw his Registrable Securities from the registration statement covering such offering by written notice to the Company and the managing underwriter, delivered not less than seven (7) days before the effective date of such registration statement. Any Registrable Securities withdrawn from such underwriting shall be withdrawn from such registration, and shall be withdrawn from the market for a period of one hundred twenty (120) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. If the Holders withdraws their Registrable Securities from such a registration or is excluded therefrom or are cut back by more than 50% of the Registrable Securities requested to be included in such registration, they shall not be deemed to have exercised their rights under
Section 2.2(b) for purposes of Section 2.2(d) hereof.

                 (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not a Holder has elected to include securities in such registration.

                 (d) Limitation of Rights. The Holders shall be permitted to exercise the rights granted to a Holder pursuant to this Section 2.2 a maximum of two (2) times; provided, however, that any registration requested pursuant to this Section 2.2 shall include at least 10,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, recapitalization, merger, consolidation, reorganization or similar event).

         2.3 Expenses of Registration. All Registration Expenses shall be borne by the Company. Unless otherwise agreed by the Company, all Selling Expenses relating to securities registered on behalf of a Holder shall be borne by the Holder pro rata on the basis of the number of shares so registered.

         2.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

                 (a) Subject to Section 2.2(c), prepare and file with the Commission a registration statement with respect to such securities and use its best lawful efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the Registration Statement has been completed;

                 (b) Furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and Holder notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities;

                 (c) Use its best lawful efforts to cause all Registrable Securities included in such registration to be listed or authorized for inclusion on each securities exchange or similar trading system on which similar securities issued by the Company are then listed or authorized for trading;

                 (d) Furnish to counsel, if any, selected by the Holder of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the SEC in connection with such registration;

                 (e) Furnish to the Holder of Registrable Securities covered by such registration statement, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis) as Holder may reasonably request, except that the Company shall not be obligated to furnish any such Holder with more than eight copies of such exhibits and documents, and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirement of the Securities Act, as such Holder may reasonably request in order to facilitate the disposition of the securities owned by such Holder;

                 (f) Subject to Section 2.1(a)(i) hereof, use best lawful efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states within the United States as the Holder shall reasonably request, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, or take any action which would subject it to general service of process in any state wherein it is not so subject;

                 (g) (i) Notify the Holder of Registrable Securities covered by such registration statement if, to its knowledge, such registration statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the SEC a post- effective amendment to such registration statement and use its reasonable lawful efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if, to its knowledge, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as practicable, prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                 (h) Notify the Holder of any Registrable Securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the SEC to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceeding for any of such purposes.

         2.5     Indemnification.

                 (a) To the extent permitted by law, the Company will indemnify a Holder participating in a registration pursuant to this Agreement, each of its officers and directors and partners, and each person controlling the Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Holder, each of its officers and directors, and each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the Holder, controlling person or underwriter specifically for use therein.
Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter or (if there is no underwriter) the Holder if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                 (b) To the extent permitted by law, each Holder will, if Registrable Securities owned by the Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Other Registrable Securities Holder, if any, and each person who controls the Company, such Other Registrable Securities Holder or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) by the Holder of a material fact contained in any such registration statement, prospectus, or any amendment or supplement thereto, incident to any such registration statement, prospectus, or any amendment or supplement thereto or other document, or based on any omission by the Holder (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder and relating to action or inaction required of the Holder in connection with any such registration, qualification or compliance, and the Holder will reimburse the Company, such directors, officers, underwriters or control persons for any legal or other expenses reasonably incurred in connection with defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Holder from whom such payment is sought (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of the Holder under this subsection (b) shall be limited to an amount equal to the net proceeds from the sale of the shares sold by the Holder, unless such liability arises out of or is based on intentional misstatements by the Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter or any Other Registrable Securities Holder if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                 (c)      Each party entitled to indemnification under this
Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate or different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

                 (d)      If the indemnification provided for in this Section
2.5 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Shareholders") on the other from the offering of the Company securities, or (ii) if the allocation provided by the clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Shareholders on the other. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 2.5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with defending any such action or claim, subject to the provisions of Section 2.5(c) hereof. Notwithstanding the provisions of this Section 2.5(d) or any other provision of this Article 2, the Holder shall not be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceeds the net proceeds received in the offering by the Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e)      Notwithstanding the foregoing provisions of this
Section 2.5, if pursuant to an underwritten public offering of capital stock of the Company, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 2.5, to the extent they are in conflict therewith, shall be deemed inoperative for the purpose of such offering, except as to any parties to this Agreement who are not parties to such subsequent underwriting or purchase agreement.

         2.6     Certain Information.

                 (a) As a condition to exercising the registration rights provided for herein, each Holder, with respect to any Registrable Securities included in any registration, shall furnish the Company such information regarding the Holder, the Registrable Securities and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 2.

                 (b) Each Holder, with respect to any Registrable Securities included in any registration, shall cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including placing such shares in escrow or custody to facilitate the sale and distribution thereof.

                 (c) Each Holder, with respect to any Registrable Securities included in any registration, shall make no further sales or other dispositions, or offers therefor, of such shares under such registration statement if, during the effectiveness of such registration statement, the Holder is informed that an intervening event has occurred which, in the opinion of counsel to the Company, makes the prospectus included in such registration statement no longer comply with the Securities Act until such time as the Holder has received from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act.

         2.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after the Initial Public Offering of the Common Stock of the Company, the Company agrees to use its best lawful efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                 (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                 (c) So long as any Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

         2.8 Transfer of Registration Rights. The rights granted to the Holder hereunder may not be assigned or transferred by any Holder, but may be exercised by the estate or legal representative of a Holder and may be transferred to heirs and legatees.

         2.9     Standstill Agreement.

                 (a) Each Holder agrees upon request of the underwriter(s) managing any underwritten public offerings of the Company's securities in which any of such Holder's Registrable Securities have been registered, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company (other than those included in the registration) without the prior written consent of such underwriter(s), for such period of time (not to exceed 180 days) following the effective date of the registration statement relating to each such underwritten public offering as may be requested by the underwriter(s).

                 (b) Except for Exempt Offerings or in connection with the acquisition by the Company of another company or business, the Company shall not offer to sell or sell any shares of its capital stock during the 90-day period immediately following the commencement of an underwritten public offering of shares of Registrable Securities pursuant to a request for registration under Section 2.1 above.

3.       MISCELLANEOUS.

         3.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         3.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         3.3 Entire Agreement; Amendment. This Agreement shall constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, this Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders.

         3.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier service, addressed (a) if to a Holder, at such person's address set forth on the signature page hereof, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at 3535 Briarpark, Suite 210, Houston, Texas 77042, ATTN: Corporate Secretary, or at such other address as the Company shall have furnished to the other parties hereto.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective upon receipt.

         3.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         3.7 Validity. In the event that any provisions hereof are held to be invalid, illegal or against public policy, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or against public policy.

         3.8 Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

         3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this agreement effective as of the date first set forth above.

                                   "COMPANY"

                                   TRANSCOASTAL MARINE SERVICES, INC.


                                   BY: /s/ JEAN SAVOY
                                      ----------------------------------------
                                      JEAN SAVOY, DIRECTOR

                                   "HOLDERS"


                                   /s/ LOUIS WOODSON
                                   -------------------------------------------
                                   LOUIS WOODSON
                                   ADDRESS: 205 Shannon Road
                                           -----------------------------------
                                            Lafayette, Louisiana 70503
                                   -------------------------------------------


                                   /s/ LINDA WOODSON
                                   -------------------------------------------
                                   LINDA WOODSON
                                   ADDRESS: 122 Shannon Road
                                           -----------------------------------
                                            Lafayette, Louisiana 70503
                                   -------------------------------------------


                                   /s/ PAULA WOODSON
                                   -------------------------------------------
                                   PAULA WOODSON
                                   ADDRESS: 501 Woodvale Avenue
                                           -----------------------------------
                                            Lafayette, Louisiana 70503
                                   -------------------------------------------


                                   /s/ CHERYL WOODSON
                                   -------------------------------------------
                                   CHERYL WOODSON
                                   ADDRESS: 102 Shannon Road
                                           -----------------------------------
                                            Lafayette, Louisiana 70503
                                   -------------------------------------------